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                                                                      Exhibit 5B

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METLIFE INSURANCE COMPANY OF CONNECTICUT
One Cityplace                                                                                                     VARIABLE AND FIXED
Hartford, CT 06103-3415                                                                                          ANNUITY APPLICATION

1.   GENERAL INFORMATION

(D3)CHECK ALL THAT APPLY:   [ ] New Participant   [ ] Funding Transfer     [ ] Increase   [ ] Co-Plan                  [ ] Decrease
                            [ ] New Contract      [ ] Allocation Change    [ ] Step-up    [ ] Re-Start                 [ ] Suspend
[ ] Add GMWB                [ ] Data Change       [ ] Beneficiary Change   [ ] Catch-up   [ ] Non-Insurance Services: ______________

(D3) CHECK ONLY ONE: (NOTE: If multiple contribution sources (EE, EB, ER, and EN) are required, you cannot use this form.)

     [ ] 403(b) Voluntary Education (E)   [ ] 403(b) Voluntary Hospital/Healthcare (H)

CITISTREET Plan Name: ____________________________________________________________              CITISTREET Plan #: __ __ __ __ __ __

Participant's Name: ______________________________________________________________              U.S. Citizen [ ] Yes [ ] No
                           First              M.I.                 Last

[ ]  If existing participant, check here if new name (Attach proof of name change; i.e., copy of marriage certificate or other court document)

Social Security #: __ __ __ - __ __ - __ __ __ __                                        Date of Birth: _ _ - _ _ - _ _ _ _
                                                                                                        M M   D D   Y Y Y Y

Home Address: ________________________________________                                   [ ] Check here if new address

City: ______________________   State: ________________   Zip: ________________________   [ ] Single   [ ] Married   Sex: [ ] M  [ ]F

Home Phone: ________________                             Work Phone: _________________

Department Name: _____________________________________   Department #: _______________   Employee #: __________

Date of Hire: __________                                 Payroll Name/Cycle: _________

[ ]  Check here if change in METLIFE Case #:   Current __ __ __ __ __ __   Old __ __ __ __ __ __

2.   BENEFICIARY DESIGNATION

[X] Primary                    [ ] Check here if more than three (3) and attach additional sheets

Name: ________________________________________________   _______%   [ ] Spouse / [ ] Non-Spouse   SSN: _______ - ______ - ________

[ ] Primary   [ ] Contingent

Name: ________________________________________________   _______%   [ ] Spouse / [ ] Non-Spouse   SSN: _______ - ______ - ________

[ ] Primary   [ ] Contingent

Name: ________________________________________________   _______%   [ ] Spouse / [ ] Non-Spouse   SSN: _______ - ______ - ________

3.   PAYROLL INFORMATION

Effective Date: _________                                      Annual Salary: $_________

Salary Reduction Per Pay: _______% OR $_________   X _________ Number of Pays = Annual Contributions: $_________

Increase / Decrease: $_________   Skip Pays: _________    Total Contributions: $_________

Total Contribution Per Pay: $_________ -- Normal $_________ X _________ # of Pays = Total Catch/Step-up Per Year: $_________

This page creates a legally binding contract with your employer if it accepts it as a salary-reduction agreement.


PARTICIPANT'S SIGNATURE:                                          DATE: _ _ - _ _ - _ _ _ _
                         --------------------------------------         M M   D D   Y Y Y Y


L-19060                                                                                                  USA (5/06) L-25494   1 of 5
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_ _ - _ _ - _ _ _ _                                                                Social Security #: __ __ __ - __ __ - __ __ __ __
M M   D D   Y Y Y Y

4.   INVESTMENT DIRECTION

                                                     CO-PLAN(SM) LIFE INSURANCE

Check only one:   [ ] NEW (you must attach the completed applicable forms)
                  [ ] EXISTING (apply to existing contract)                  Amount Per Pay: $__ __ __ . __ __

FUND                                                                FUND
CODE   FUND NAME                                       PERCENTAGE   CODE   FUND NAME                                      PERCENTAGE
----   ---------                                       ----------   ----   ---------                                      ----------
  A    Batterymarch Growth and Income Portfolio                      FY    Met/AIM Small Cap Growth Portfolio
 1M    Batterymarch Mid-Cap Stock Portfolio                          H9    MetLife Aggressive Allocation Portfolio
 DQ    BlackRock Aggressive Growth Portfolio                         H5    MetLife Conservative Allocation Portfolio
 4W    BlackRock Bond Income Portfolio                               H6    MetLife Conservative to Moderate Allocation
                                                                           Portfolio
 1K    BlackRock Money Market Portfolio                              OB    MetLife Investment Diversified Bond Fund
 F0    Dreman Small-Cap Value Portfolio                              OI    MetLife Investment International Stock Fund
 DI    Dreyfus Stock Index Fund                                      OC    MetLife Investment Large Company Stock Fund
 DS    Dreyfus VIF Developing Leaders Portfolio                      OE    MetLife Investment Small Company Stock Fund
 1G    FI Large Cap Portfolio (Fidelity)                             H7    MetLife Moderate Allocation Portfolio
 FA    Fidelity VIP Asset Manager Portfolio                          H8    MetLife Moderate to Aggressive Allocation
                                                                           Portfolio
 FT    Fidelity VIP Contrafund(R) Portfolio                          HT    MFS(R) Total Return Portfolio
 FE    Fidelity VIP Equity-Income Portfolio                          BD    MFS(R) Value Portfolio
 FS    Fidelity VIP Growth Portfolio                                 I3    Neuberger Berman Real Estate Portfolio
 D1    Fidelity VIP Mid Cap Portfolio                                IJ    Oppenheimer Global Equity Portfolio
 1C    Harris Oakmark International Portfolio                        PR    PIMCO VIT Real Return Portfolio
 JI    Janus Aspen Series International Growth                       PM    PIMCO VIT Total Return Portfolio
       Portfolio
 US    Janus Capital Appreciation Portfolio                          UP    Pioneer Fund Portfolio
 RS    Lazard Retirement Small Cap Portfolio                         FW    Pioneer Mid-Cap Value Portfolio
 UA    Legg Mason Partners Managed Assets Portfolio                  HP    Pioneer Strategic Income Portfolio
 BI    Legg Mason Partners Variable Adjustable Rate                  OP    Putnam VT Small Cap Value Fund
       Income Portfolio
 SG    Legg Mason Partners Variable Aggressive                       VQ    Templeton Developing Markets Securities Fund
       Growth Portfolio
 WL    Legg Mason Partners Variable Appreciation                     VG    Templeton Foreign Securities Fund
       Portfolio
 KR    Legg Mason Partners Variable Fundamental                      IN    Templeton Global Asset Allocation Fund
       Value Portfolio
 C2    Legg Mason Partners Variable Investors                        NJ    Van Kampen LIT Comstock Portfolio
       Portfolio
 AB    Legg Mason Partners Variable Large Cap Growth                 UB    Western Asset Management High Yield Bond
       Portfolio                                                           Portfolio
 SS    Legg Mason Partners Variable Small Cap Growth                 GV    Western Asset Management U.S. Government
       Portfolio                                                           Portfolio
 SA    Legg Mason Partners Variable Social Awareness                       Fixed Account
       Stock Portfolio
 AF    Lord Abbett Bond Debenture Portfolio
 HL    Lord Abbett Growth and Income Portfolio                             OTHER
 DR    Mercury Large-Cap Core Portfolio
 KC    Met/AIM Capital Appreciation Portfolio
PERCENTAGES MUST BE IN INCREMENTS OF 1% AND THE TOTAL OF BOTH COLUMNS MUST EQUAL 100%

5.   FUNDING TRANSFER

     PLEASE REFER TO FUND CODES ABOVE.                              METLIFE Account #: __ __ __ __ __ __ __

TRANSFER FROM                                        TRANSFER TO

FUND CODE   MONEY TYPE         % OR $ AMOUNT         FUND CODE   MONEY TYPE         % OR $ AMOUNT
---------   ----------   -------------------------   ---------   ----------   -------------------------
                         __________%   $__________                            __________%   $__________
                         __________%   $__________                            __________%   $__________
                         __________%   $__________                            __________%   $__________
                         __________%   $__________                            __________%   $__________
                         __________%   $__________                            __________%   $__________
                         __________%   $__________                            __________%   $__________

6.   TELEPHONE TRANSFER AUTHORIZATION

     Telephone transfer capability is automatic for participant.

     Do you authorize telephone transfer capability for your spouse? [ ] YES   [ ] NO   Name of Spouse: ____________________________


L-19060                                                                                                  USA (5/06) L-25494   2 of 5
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                                                                                   Social Security #: __ __ __ - __ __ - __ __ __ __

7.   REPLACEMENT INFORMATION

-    Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the annuitant's life?
     [ ] YES   [ ] NO

     IF YES, please provide details: Insurance Co. Name: ___________________   Contract Number: __________

-    Do you have any existing life insurance policies or annuity contracts?   [ ] YES   [ ] NO

     IF YES, please provide details: Insurance Co. Name: ___________________   Contract Number: __________

-    Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance
     policy or an annuity contract in this or any other company?   [ ] YES   [ ] NO

     IF YES, please provide details: Attach any required state replacement and/or 1035 exchange/transfer forms, which may also be required if there is an existing policy/contract and replacement is not involved. Ins. Co.
     Name: ___________________   Contract Number: __________

8.   DEATH BENEFIT SELECTION (BENEFICIARY PROTECTION)

If the Owner or the Annuitant is age 75 or older, the Death Benefit will automatically be equal to the greater of the adjusted purchase payment or contract value.

IF THE OWNER AND THE ANNUITANT ARE CURRENTLY UNDER AGE 75, PLEASE SELECT ONE OF THE FOLLOWING OPTIONS. If no option is checked, the
Annual Step-up to age 65 will apply.

[ ]  Annual Step-up to age 65 (not available if either Owner or Annuitant is age 65 or older)

[ ]  Annual Step-up to age 75 (not available if either Owner or Annuitant is age 75 or older)

9.   PRINCIPAL GUARANTEE

An optional Guaranteed Minimum Withdrawal Rider (available for an additional cost, not available if enrolled in The CHART
Program(R))

[ ]  I wish to select the Guaranteed Minimum Withdrawal Rider (Owner must be age 55 or older)

10.  PARTICIPANT'S CERTIFICATION

I understand that the contract will take effect when the first premium payment is received, and the application is approved in the
Home Office of MetLife. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT APPLIED FOR, WHEN BASED ON INVESTMENT EXPERIENCE OF A
SEPARATE ACCOUNT, ARE VARIABLE IN NATURE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR. No agent is authorized to make changes to the contract or application.

By signing this form I confirm and acknowledge all of the following: If I specified a salary-reduction contribution, my Employer may rely on this form as my written instruction to reduce my salary or wages and creates a legally binding Salary Reduction Agreement.
If I am purchasing a MetLife fixed or variable annuity contract, MetLife will rely on this form as an application and as part of my written instructions. If I am purchasing a variable annuity contract, I acknowledge having received a current prospectus. I have read and understand the terms and conditions of the Distribution Restriction, Fraud Warning, and Telephone-Transfer Rules contained in this form. I have received MetLife's Privacy Notice, Notice of Business Continuity and Compensation Disclosure.

PARTICIPANT'S SIGNATURE:                                          DATE: _ _ - _ _ - _ _ _ _
                         --------------------------------------         M M   D D   Y Y Y Y

Application signed at (City and State):
                                        -----------------------

11.  REPRESENTATIVE'S REPORT

I acknowledge that all data representations and signatures recorded on pages 1 and 3 were recorded by me or in my presence in response to my inquiry and request, and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

To be signed personally by the representative(s) by whom the application was solicited.

Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the Annuitant's life?
[ ] YES   [ ] NO

Representative's Name: ______________________________________   Representative's Number: __ __ __ __
                       Print full name


Representative's Signature:                                     Date: _ _ - _ _ - _ _ _ _
                            ---------------------------------         M M   D D   Y Y Y Y
L-19060



L-19060                                                                                                  USA (5/06) L-25494   3 of 5
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DISTRIBUTION RESTRICTION

I understand that I can not take money out of a Section 403(B) CONTRACT until I reach age 59 1/2 or permanently leave employment from my public-school or charitable-organization employer. If I have a financial hardship, I may take a limited distribution from my salary-reduction contributions only (not from investment earnings). I understand that I may transfer Section 403(b) amounts within a Section 403(b) contract or to other Section 403(b) contracts.

TELEPHONE TRANSFER AUTHORIZATION - RULES AND REGULATIONS

By signing this form, the contract owner and spouse (if authorized) have the ability to execute the following transactions:

Transfer all or any part of accumulated variable annuity contract values to a funding vehicle (hereafter referred to as an "investment alternative") of the variable annuity contract.

Allocate all or any part of future contributions to the investment alternative(s) of the variable annuity contract or to a fixed annuity product.

I authorize MetLife Insurance Company of Connecticut ["MIC"] to accept and act upon telephone instructions from me, my spouse (if authorized) or any person purporting to be me or my spouse and who provides the identifying contract information. I understand, promise and warrant that MIC and all persons acting on its behalf shall be indemnified, defended and held harmless by me against any and all claims loss, liability, or demand of whatsoever nature to which said insurance company its said employees, subcontractors or owners (collectively its "agents") may be subject or put by reason of real or claimed damaged or injury arising or resulting in whole or in part from negligence, wrongful act or wrongful omission of said MIC, or any of its "agents" so long as it or they shall have acted in good faith in attempting to perform according to the terms of this Telephone Transfer Authorization.

Contract Owners that authorize MIC to accept telephone instructions for transfers of Contract Values agree to such transfers subject to the following provisions:

Telephone transfer instructions may be given by calling the toll-free number listed on the Contract Owner's quarterly statement.

1. All callers must identify themselves by providing specific information about their contract including: name, address, contract number, social security number and date of birth.

2. Once instructions are accepted by the Telephone Transfer Unit, they may not be rescinded. New telephone instructions may be given the following business day.

3. All transfers must be in accordance with the terms of the Variable Annuity Contract. If the transfer instructions are not in good order, MIC will not execute the transfer and will notify the caller before the end of the next business day.

4. This authorization shall continue in force until MIC receives written revocation from the Contract Owner, the ownership of the contract is transferred, the Annuitant or owner dies, or MIC discontinues the privilege.


                                                     USA (5/06) L-25494   4 of 5

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NOTICES OF INSURANCE FRAUD

The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.


                                                     USA (5/06) L-25494   5 of 5